Exhibit 99.1
5321 Corporate Boulevard
Baton Rouge, LA 70808
Lamar Advertising Company Announces
Second Quarter 2011 Operating Results
Baton Rouge, LA — August 4, 2011 — Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the second quarter ended June 30, 2011.
Three Months Results
Lamar reported net revenues of $293.3 million for the second quarter of 2011 versus $286.4 million for the second quarter of 2010, a 2.4% increase. Operating income for the second quarter of 2011 was $59.4 million as compared to $49.3 million for the same period in 2010. Lamar recognized $11.4 million in net income for the second quarter of 2011 compared to a net loss of $8.9 million for the second quarter of 2010.
Adjusted EBITDA, (defined as operating income before non-cash compensation, depreciation and amortization and gain on disposition of assets — see reconciliation to net income (loss) at the end of this release) for the second quarter of 2011 was $133.5 million versus $131.0 million for the second quarter of 2010, a 1.9% increase.
Free cash flow (defined as Adjusted EBITDA less interest, net of interest income and amortization of financing costs, current taxes, preferred stock dividends and total capital expenditures — see reconciliation to cash flows provided by operating activities at the end of this release) for the second quarter of 2011 was $68.2 million as compared to $80.7 million for the same period in 2010, a 15.4% decrease. The decrease in free cash flow is a result of the Company’s $18.5 million increase in capitalized expenditures over the comparable period in 2010.
Pro forma net revenue for the second quarter of 2011 increased 2.1% and pro forma Adjusted EBITDA increased 1.9% as compared to the second quarter of 2010. Pro forma net revenue and Adjusted EBITDA include adjustments to the 2010 period for acquisitions and divestitures for the same time frame as actually owned in the 2011 period. Tables that reconcile reported results to pro forma results and operating income to outdoor operating income are included at the end of this release.
Six Months Results
Lamar reported net revenues of $548.5 million for the six months ended June 30, 2011 versus $530.5 million for the same period in 2010, a 3.4% increase. Operating income for the six months ended June 30, 2011 was $85.0 million as compared to $60.1 million for the same period in 2010. Adjusted EBITDA for the six months ended June 30, 2011 was $228.6 million versus $221.8 million for the same period in 2010. There was a net loss of $1.8 million for the six months ended June 30, 2011 as compared to a net loss of $33.8 million for the same period in 2010.
Free Cash Flow for the six months ended June 30, 2011 decreased 19.0% to $94.9 million as compared to $117.1 million for the same period in 2010.
Liquidity
As of June 30, 2011, Lamar had $259.1 million in total liquidity that consists of $240.4 million available for borrowing under its revolving senior credit facility and approximately $18.7 million in cash and cash equivalents.
Guidance
For the third quarter of 2011 the Company expects net revenue to be approximately $293 million. On a pro forma basis this represents an increase of approximately 2%.

Forward Looking Statements
This press release contains forward-looking statements, including the statements regarding guidance for the third quarter of 2011. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others; (1) our significant indebtedness; (2) the state of the economic recovery and the effect of the recent recession on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) the regulation of the outdoor advertising industry; (6) the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (7) the market for our Class A common stock and (8) other factors described in our filings with the Securities and Exchange Commission, including the risk factors in item 1A of our 2010 Annual Report on Form 10-K, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.
Use of Non-GAAP Measures
Adjusted EBITDA, free cash flow, pro forma results and outdoor operating income are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered alternatives to operating income, net income (loss), cash flows from operating activities, or other GAAP figures as indicators of the Company’s financial performance or liquidity. The Company’s management believes that Adjusted EBITDA, free cash flow, pro forma results and outdoor operating income are useful in evaluating the Company’s performance and provide investors and financial analysts a better understanding of the Company’s core operating results. The pro forma acquisition adjustments are intended to provide information that may be useful for investors when assessing period to period results. Our presentations of these measures may not be comparable to similarly titled measures used by other companies. Reconciliations of these measures to GAAP are included at the end of this release.
Conference Call Information
A conference call will be held to discuss the Company’s operating results on Thursday, August 4, 2011 at 9:00 a.m. central time. Instructions for the conference call and Webcast are provided below:
Conference Call

All Callers:	1-334-323-0520 or 1-334-323-9871
Passcode:	Lamar

Replay:	1-334-323-7226
Passcode:	29146435
Available through Monday, August 8, 2011 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com
Available through Monday, August 8, 2011 at 11:59 p.m. eastern time

Company Contact:	Keith A. Istre
Chief Financial Officer
(225) 926-1000
KI@lamar.com
General Information
Lamar Advertising Company is a leading outdoor advertising company currently operating over 150 outdoor advertising companies in 44 states, Canada and Puerto Rico, logo businesses in 22 states and the province of Ontario, Canada and over 60 transit advertising franchises in the United States, Canada and Puerto Rico.

LAMAR ADVERTISING COMPANY AND
SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
Net revenues	$293,345	$286,366	$548,547	$530,469

Operating expenses (income)
Direct advertising expenses	103,058	99,825	202,609	198,377
General and administrative expenses	46,472	45,608	95,825	90,368
Corporate expenses	10,351	9,904	21,484	19,926
Non-cash compensation	2,546	5,039	4,678	7,800
Depreciation and amortization	72,410	78,165	146,283	156,507
Gain on disposition of assets	(911)	(1,446)	(7,358)	(2,619)

	233,926	237,095	463,521	470,359

Operating income	59,419	49,271	85,026	60,110

Other expense (income)
Loss on extinguishment of debt	—	17,137	—	17,398
Interest income	(51)	(87)	(83)	(176)
Interest expense	43,307	46,640	86,927	95,970

	43,256	63,690	86,844	113,192

Income (loss) before income tax	16,163	(14,419)	(1,818)	(53,082)
Income tax expense (benefit)	4,737	(5,482)	(4)	(19,318)

Net income (loss)	11,426	(8,937)	(1,814)	(33,764)
Preferred stock dividends	91	91	182	182

Net income (loss) applicable to common stock	$11,335	$(9,028)	$(1,996)	$(33,946)

Earnings per share:
Basic income (loss) per share	$0.12	$(0.10)	$(0.02)	$(0.37)

Diluted income (loss) per share	$0.12	$(0.10)	$(0.02)	$(0.37)

Weighted average common shares outstanding:
- basic	92,840,263	92,202,404	92,760,807	92,115,868
- diluted	93,196,805	92,714,870	93,180,174	92,627,203

OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$133,464	$131,029	$228,629	$221,798
Interest, net	(38,649)	(42,460)	(77,703)	(87,752)
Current tax expense	(669)	(477)	(1,203)	(1,088)
Preferred stock dividends	(91)	(91)	(182)	(182)
Total capital expenditures (1)	(25,840)	(7,347)	(54,653)	(15,688)

Free cash flow	$68,215	$80,654	$94,888	$117,088

(1) See the capital expenditures detail included below for a breakdown by category.

	June 30,	December 31,
	2011	2010
Selected Balance Sheet Data:
Cash and cash equivalents	$18,663	$91,679
Working capital	125,880	155,829
Total assets	3,538,249	3,648,961
Total debt (including current maturities)	2,285,721	2,409,140
Total stockholders’ equity	820,911	818,523

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
Other Data:
Cash flows provided by operating activities	$84,613	$85,519	$110,439	$93,170
Cash flows used in investing activities	26,026	5,077	54,361	13,119
Cash flows used in financing activities	72,313	86,468	129,318	165,599

Reconciliation of Free Cash Flow to Cash Flows Provided by
Operating Activities:
Cash flows provided by operating activities	$84,613	$85,519	$110,439	$93,170
Changes in operating assets and liabilities	11,074	4,341	42,000	43,567
Total capital expenditures	(25,840)	(7,347)	(54,653)	(15,688)
Preferred stock dividends	(91)	(91)	(182)	(182)
Other	(1,541)	(1,768)	(2,716)	(3,779)

Free cash flow	$68,215	$80,654	$94,888	$117,088

Reconciliation of Adjusted EBITDA to Net income (loss):
Adjusted EBITDA	$133,464	$131,029	$228,629	$221,798
Less:
Non-cash compensation	2,546	5,039	4,678	7,800
Depreciation and amortization	72,410	78,165	146,283	156,507
Gain on disposition of assets	(911)	(1,446)	(7,358)	(2,619)

Operating Income	59,419	49,271	85,026	60,110

Less:
Interest income	(51)	(87)	(83)	(176)
Loss on extinguishment of debt	—	17,137	—	17,398
Interest expense	43,307	46,640	86,927	95,970
Income tax expense (benefit)	4,737	(5,482)	(4)	(19,318)

Net income (loss)	$11,426	$(8,937)	$(1,814)	$(33,764)

	Three months ended
	June 30,
	2011	2010	% Change
Reconciliation of Reported Basis to Pro Forma (a) Basis:
Reported net revenue	$293,345	$286,366	2.4%
Acquisitions and divestitures	—	1,027

Pro forma net revenue	$293,345	$287,393	2.1%

Reported direct advertising and G&A expenses	$149,530	$145,433	2.8%
Acquisitions and divestitures	—	1,102

Pro forma direct advertising and G&A expenses	$149,530	$146,535	2.0%

Reported outdoor operating income	$143,815	$140,933	2.0%
Acquisitions and divestitures	—	(75)

Pro forma outdoor operating income	$143,815	$140,858	2.1%

Reported corporate expenses	$10,351	$9,904	4.5%
Acquisitions and divestitures	—	—

Pro forma corporate expenses	$10,351	$9,904	4.5%

Reported Adjusted EBITDA	$133,464	$131,029	1.9%
Acquisitions and divestitures	—	(75)

Pro forma Adjusted EBITDA	$133,464	$130,954	1.9%

(a)	Pro forma net revenues, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and Adjusted EBITDA include adjustments to 2010 for acquisitions and divestitures for the same time frame as actually owned in 2011.

	Three months ended
	June 30,
	2011	2010
Reconciliation of Outdoor Operating Income to Operating Income:
Outdoor operating income	$143,815	$140,933
Less: Corporate expenses	10,351	9,904
Non-cash compensation	2,546	5,039
Depreciation and amortization	72,410	78,165
Plus: Gain on disposition of assets	911	1,446

Operating income	$59,419	$49,271

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
Capital expenditure detail by category
Billboards — traditional	$8,621	$873	$17,302	$2,509
Billboards — digital	11,665	2,937	20,098	4,670
Logo	2,522	1,981	4,680	4,068
Transit	264	38	472	674
Land and buildings	213	—	812	579
Operating equipment	2,555	1,518	11,289	3,188

Total capital expenditures	$25,840	$7,347	$54,653	$15,688